UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2024

Montana Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41151	86-2962208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34361 Innovation Drive Ronan, Montana	59864
(Address of principal executive offices)	(Zip Code)

(800) 942-3083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AIRJ	Nasdaq Capital Market
Warrants to purchase Class A common stock	AIRJW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Expansion of the Board of Directors and Appointment of Director

On April 25, 2024, the Board of Directors (the “Board”) of Montana Technologies Corporation (the “Company”) unanimously approved an increase in the size of the Board from seven to eight members and appointed Kyle Derham as a Class II director of the Board, effective immediately. Mr. Derham will serve until his successor is duly elected and qualified, or until his earlier resignation, removal or death.

Mr. Derham, age 37, is a partner at Rice Investment Group, where he has served since January 2018. Mr. Derham served as the Chief Executive Officer and a member of the board of directors of Rice Acquisition Corp. II (NYSE: RONI), a special purpose acquisition company (“RONI”), from February 2022 until RONI completed its initial business combination with Net Power, LLC in June 2023. Upon closing of the business combination, RONI changed its name to “NET Power Inc.” Mr. Derham has continued to serve as a member of the board of directors of Net Power, Inc. (NYSE: NPWR) since June 2023. Mr. Derham served as the Chief Financial Officer and a member of the board of directors of Rice Acquisition Corp. I (NYSE: RICE), a special purpose acquisition company (“RICE”), from October 2020 until September 2021 when RICE completed its initial business combination with Archaea Energy II LLC and Aria Energy LLC. Upon closing of the business combination, RICE changed its name to “Archaea Energy Inc.” Mr. Derham served as a member of the board of directors of Archaea Energy Inc. (NYSE: LFG) from September 2021 through December 2022, when Archaea Energy Inc. was acquired by BP Products North America Inc. From July 2019 through December 2021, Mr. Derham served as interim Chief Financial Officer of EQT Corporation (“EQT”) and subsequently served as a strategic advisor to EQT. Mr. Derham previously served as Vice President, Corporate Development and Finance of Rice Energy and Rice Midstream from January 2014 through November 2017. Mr. Derham also has experience as a private equity investor, working as an associate at First Reserve and as an investment banker at Barclays Investment Bank. Mr. Derham earned a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania. The Company believes that Mr. Derham is qualified to serve as a member of the Board due to his extensive public company and executive management experience.

As described under the caption “Executive and Director Compensation—Director Compensation” of the Company’s final prospectus that was filed with the Securities and Exchange Commission (“SEC”) on January 17, 2024 (the “Prospectus”), the Company intends to approve and implement a compensation program for its non-employee directors, the terms of which have not yet been determined. Once such compensation program has been implemented, Mr. Derham may receive compensation for his service on the Board in accordance with such program. He will also be eligible to participate in the Company’s other compensation benefit plans and programs for nonemployee directors as described in the Prospectus. In addition, the Company plans to enter into its standard form of indemnification agreement with Mr. Derham, the form of which was filed with the SEC as exhibit 10.3 to the Company’s Form 8-K disclosing the closing of the business combination and related transactions, dated March 20, 2024.

In connection with his appointment to the Board, the Board determined that Mr. Derham is “independent” under the applicable standards of The Nasdaq Stock Market, Rule 10A-3 under the Securities Exchange Act of 1934 and the independence standards adopted by the Board in the Company’s Corporate Governance Guidelines and meets the heightened independence standards for service on the audit committee of the Board (the “Audit Committee”). Following such determination, the Board removed Max Baucus and Dr. Marwa Zaatari from the Audit Committee and appointed Ajay Agrawal and Mr. Derham to serve as a member of the Audit Committee of the Board.

Other than the indemnification agreement to be entered into between Mr. Derham and the Company, Mr. Derham and his affiliates are not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Designation of Chairman of the Board of Directors

Effective April 25, 2024, Patrick C. Eilers, a current member of the Board, was appointed to serve as Chairman of the Board. Mr. Eilers will serve until his successor is duly appointed or until his earlier resignation, removal or death.

ITEM 8.01 Other Events

On May 1, 2024, the Company issued a press release announcing the appointment of Mr. Derham as a director of the Board and Mr. Eilers as the Chairman of the Board, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Montana Technologies Corporation, dated May 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montana Technologies Corporation

Date: May 1, 2024	By:	/s/ Jeff Gutke
	Name:	Jeff Gutke
	Title:	Chief Financial Officer

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